NEWS RELEASE
Contact
Carolyn Guss
AMD Communications
corporate.pressinquiry@amd.com

Liz Stine
AMD Investor Relations
investor.relations@amd.com

AMD Reports Second Quarter 2026 Financial Results

SANTA CLARA, Calif. ― August 4, 2026 ― AMD (NASDAQ:AMD) today announced financial results for the second quarter of 2026. Second quarter revenue was $11.5 billion, gross margin was 54%, operating income was $2.0 billion, net income was $2.3 billion and diluted earnings per share was $1.38. On a non-GAAP(*) basis, gross margin was 56%, operating income was $3.1 billion, net income was $2.8 billion and diluted earnings per share was $1.66.

“We delivered an excellent quarter, with record revenue and profitability as Data Center revenue more than doubled year-over-year,” said Dr. Lisa Su, AMD chair and CEO. “We enter the second half with strong momentum as EPYC demand accelerates, Instinct deployments scale and Helios begins to ramp. More broadly, AI is driving a significant expansion in demand for compute across all of our markets, and our leadership portfolio and growing customer visibility position us exceptionally well to capture this expanding opportunity and deliver substantial revenue and earnings growth in the years ahead.”

“Revenue increased 50% year-over-year to a record $11.5 billion, driven by continued strength in our Data Center business, which represented 58% of company revenue in the quarter,” said Jean Hu, AMD executive vice president, chief financial officer and treasurer. “We expect Data Center sales to accelerate in the second half of 2026, driving stronger overall revenue growth and continued earnings expansion.”

GAAP Quarterly Financial Results

	Q2'26	Q2'25(1)	Y/Y(1)	Q1'26	Q/Q
Revenue ($M)	$11,536	$7,685	Up 50%	$10,253	Up 13%
Gross profit ($M)	$6,203	$3,059	Up 103%	$5,416	Up 15%
Gross margin	54%	40%	Up 14 ppts	53%	Up 1 ppt
Operating expenses ($M)	$4,213	$3,193	Up 32%	$3,940	Up 7%
Operating income ($M)	$1,990	$(134)	Up 1585%	$1,476	Up 35%
Operating margin	17%	(2)%	Up 19 ppts	14%	Up 3 ppts
Net income ($M)	$2,297	$872	Up 163%	$1,383	Up 66%
Diluted earnings per share	$1.38	$0.54	Up 156%	$0.84	Up 64%
(1) Q2’25 results included $800 million in inventory and related charges due to the U.S. Government's export control on AMD Instinct™ MI308 data center GPU products
Non-GAAP(*) Quarterly Financial Results

	Q2'26	Q2'25(2)	Y/Y(2)	Q1'26	Q/Q
Revenue ($M)	$11,536	$7,685	Up 50%	$10,253	Up 13%
Gross profit ($M)	$6,488	$3,326	Up 95%	$5,685	Up 14%
Gross margin	56%	43%	Up 13 ppts	55%	Up 1 ppt
Operating expenses ($M)	$3,394	$2,429	Up 40%	$3,145	Up 8%
Operating income ($M)	$3,094	$897	Up 245%	$2,540	Up 22%
Operating margin	27%	12%	Up 15 ppts	25%	Up 2 ppts
Net income ($M)	$2,760	$781	Up 253%	$2,265	Up 22%
Diluted earnings per share	$1.66	$0.48	Up 246%	$1.37	Up 21%
(2) Q2’25 results included $800 million in inventory and related charges due to the U.S. Government's export control on AMD Instinct™ MI308 data center GPU products

Segment Summary
•Data Center segment revenue was $6.7 billion, up 107% year-over-year, driven by strong demand for AMD EPYC™ processors and AMD Instinct™ GPUs.
•Client and Gaming segment revenue was $3.8 billion, up 6% year-over-year. Client business revenue was $3.1 billion, up 23% year-over-year, primarily driven by strong demand for AMD Ryzen™ processors. Gaming business revenue was $779 million, down 31% year-over-year, due to lower semi-custom revenue.
•Embedded segment revenue was $977 million, up 19% year-over-year, as demand strengthened across multiple end markets.

Recent Highlights
•AMD announced a broad portfolio of high-performance and AI computing solutions and strategic partnerships to accelerate AI deployments at scale:
◦Launched the AMD Helios™ rackscale solution, the world’s most powerful AI server rack. AMD Helios delivers leadership inference tokens per dollar and is being deployed by leading AI labs and cloud providers including Anthropic, Cirrascale, HUMAIN, Meta, Microsoft, OpenAI, Oracle, Tensorwave, Vultr and others.
◦Launched the AMD Instinct MI400 Series GPU family, including MI455X, bringing leadership compute, memory capacity and bandwidth for large-scale AI training and inference, and MI430X, the most advanced accelerator for HPC and sovereign AI workloads.
◦Introduced 6th Gen AMD EPYC server CPUs, built to deliver leadership performance across the full range of agentic AI, general-purpose and enterprise workloads.
◦Released ROCm.ai, an AI-native developer experience designed to help developers build, deploy and optimize faster across AMD platforms.
◦Announced a strategic partnership with Anthropic to deploy up to 2 gigawatts of MI450 Series GPUs in AMD Helios racks and a multiyear collaboration to optimize AMD Instinct GPUs and ROCm software development using Claude.
◦Expanded collaboration with Microsoft to deploy AMD Helios racks at scale on Azure to power frontier model inference. Azure will also add two new AMD EPYC CPU-powered VM series and broaden its deployment of Pensando™ DPUs to support Azure networking services.
◦Announced a collaboration with Cerebras to bring together AMD Helios and Cerebras Wafer-Scale Engine to improve efficiency, scalability and economics for ultra-low-latency inference serving.
◦Launched the AMD Instinct MI350P GPU, designed to bring seamless AI acceleration to existing infrastructure with leadership token economics.
◦Acquired MEXT, adding AI-powered predictive memory technology designed to optimize memory use and expand usable capacity for AI workloads.
•AMD extended its PC offerings for enterprises, developers and gamers:
◦Released Ryzen AI Halo systems, purpose-built for developers to build, test and run agentic AI workflows locally with leadership performance optimized by AMD ROCm™ open software support.
◦Expanded the AMD Ryzen PRO 9000 Series processor lineup, bringing AMD 3D V-Cache™ technology to enterprise workstations for the first time.
◦Launched AMD Ryzen 7700X3D processors and extended support for Socket AM5 platforms through 2029, giving gamers more performance and longevity.
◦Cisco and AMD are collaborating to bring together AMD Ryzen AI Halo systems with Cisco networking, observability and security capabilities, so enterprises can deploy, govern and manage hybrid and local agentic AI at scale.
◦Expanded global availability of AMD Radeon RX 9070 GRE graphics cards, extending performance and advanced ray tracing capabilities to more gamers.
•AMD expanded its adaptive and embedded AI portfolio:
◦Introduced AMD Ryzen™ AI Embedded X100 Series processors, a new family of embedded x86 processors integrating CPU, GPU and AI acceleration to power robotics, industrial automation and intelligent embedded systems.
◦Announced AMD Kria™ AI solutions, including AMD Kria AI system-on-modules and the AMD Kria AI Robotics Developer Platform to accelerate the development of next-generation physical AI systems.
◦Launched Versal™ Premium Series Gen 2 Memory on Package adaptive SoCs, to speed data transfer for test and measurement, professional video editing, communications and aerospace and defense workloads.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the third quarter of 2026, AMD expects revenue to be approximately $13 billion, plus or minus $300 million. The mid-point of the revenue range represents year-over-year growth of approximately 41% and a sequential increase of approximately 13%. Non-GAAP gross margin is expected to be approximately 56%.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter 2026 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and percentages) (Unaudited)
	Three Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025
GAAP gross profit	$6,203	$5,416	$3,059
GAAP gross margin	54%	53%	40%
Stock-based compensation	8	8	6
Amortization of acquisition-related intangibles	260	261	260
Acquisition-related and other costs (1)	—	—	1
Loss contingency on legal matters	17	—	—
Non-GAAP gross profit	$6,488	$5,685	$3,326
Non-GAAP gross margin	56%	55%	43%

GAAP operating expenses	$4,213	$3,940	$3,193
GAAP operating expenses/revenue %	37%	38%	42%
Stock-based compensation	495	479	363
Amortization of acquisition-related intangibles	284	290	308
Acquisition-related and other costs (1)	40	26	93
Non-GAAP operating expenses	$3,394	$3,145	$2,429
Non-GAAP operating expenses/revenue %	29%	31%	32%

GAAP operating income (loss)	$1,990	$1,476	$(134)
GAAP operating margin	17%	14%	(2)%
Stock-based compensation	503	487	369
Amortization of acquisition-related intangibles	544	551	568
Acquisition-related and other costs (1)	40	26	94
Loss contingency on legal matters	17	—	—
Non-GAAP operating income	$3,094	$2,540	$897
Non-GAAP operating margin	27%	25%	12%

	Three Months Ended
	June 27, 2026		March 28, 2026		June 28, 2025
GAAP net income / earnings per share	$2,297	$1.38	$1,383	$0.84	$872	$0.54
Stock-based compensation	503	0.30	487	0.30	369	0.23
Amortization of acquisition-related intangibles	544	0.33	551	0.33	568	0.35
Acquisition-related and other costs (1)	41	0.02	27	0.02	96	0.05
Loss contingency on legal matters	17	0.01	—	—	—	—
(Gains) loss on long-term investments, net	(483)	(0.29)	(66)	(0.04)	(61)	(0.04)
Equity income in investee	(6)	—	(6)	—	(8)	—
Release of reserves for uncertain tax positions (2)	—	—	—	—	(853)	(0.52)
Income tax provision	(161)	(0.10)	(100)	(0.07)	(98)	(0.06)
Loss (income) from discontinued operations, net of tax (3)	8	0.01	(11)	(0.01)	(104)	(0.07)
Non-GAAP net income / earnings per share	$2,760	$1.66	$2,265	$1.37	$781	$0.48

(1)	Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2)	Release of reserves for uncertain tax positions pertains to the reasonable cause relief related to dual consolidated losses approved by the Internal Revenue Service in Q2'25.
(3)	Loss (income) from discontinued operations relates to ZT Systems' manufacturing business which was divested in Q4'25, and includes impact from measurement period adjustments in Q1'26.

About AMD
AMD (NASDAQ: AMD) drives innovation in high-performance and AI computing to solve the world’s most important challenges. Today, AMD technology powers billions of experiences across cloud and AI infrastructure, embedded systems, AI PCs and gaming. With a broad portfolio of AI-optimized CPUs, GPUs, networking and software, AMD delivers full-stack AI solutions that provide the performance and scalability needed for a new era of intelligent computing. Learn more at www.amd.com.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, AMD’s strong momentum in the second half of 2026; AI driving compute demand across AMD’s markets; AMD being well positioned to capture expanding opportunity; AMD’s ability to deliver substantial revenue and earnings growth in the years ahead; acceleration of AMD’s Data Center sales growth in second half of 2026 driving stronger overall revenue growth and continued earnings expansion; the strategic partnership with Anthropic and the deployment of up to two gigawatts of AMD Instinct GPUs in AMD Helios rack-scale solutions and multiyear collaboration; expected plans, benefits and timing of AMD’s partnerships and strategic collaborations, including with Microsoft, Cerebras and Cisco; the features, functionality, performance, availability, timing and expected benefits of future AMD products; and AMD’s expected third quarter 2026 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, national-security-based regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, components (such as memory supply), substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; failure to maintain an efficient supply chain as customer demand changes; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; AMD’s ability to satisfy financial obligations under guarantees, leases and other commercial commitments; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2026, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD also provides adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of August 4, 2026, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2026 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, 3D V-Cache, Alveo, AMD Instinct, EPYC, FidelityFX, Helios, Kria, Radeon, Ryzen, Threadripper, Ultrascale+, Versal, Zynq, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net revenue	$11,536	$10,253	$7,685	$21,789	$15,123
Cost of sales	5,073	4,576	4,366	9,649	7,817
Amortization of acquisition-related intangibles	260	261	260	521	511
Total cost of sales	5,333	4,837	4,626	10,170	8,328
Gross profit	6,203	5,416	3,059	11,619	6,795
Gross margin	54%	53%	40%	53%	45%
Research and development	2,528	2,397	1,894	4,925	3,622
Marketing, general and administrative	1,401	1,253	991	2,654	1,877
Amortization of acquisition-related intangibles	284	290	308	574	624
Total operating expenses	4,213	3,940	3,193	8,153	6,123
Operating income (loss)	1,990	1,476	(134)	3,466	672
Interest expense	(37)	(37)	(38)	(74)	(58)
Other income (expense), net	598	165	98	763	137
Income (loss) from continuing operations before income taxes and equity income	2,551	1,604	(74)	4,155	751
Income tax provision (benefit)	252	238	(834)	490	(711)
Equity income in investee	6	6	8	12	15
Income from continuing operations, net of tax	2,305	1,372	768	3,677	1,477
(Loss) income from discontinued operations, net of tax	(8)	11	104	3	104
Net income	$2,297	$1,383	$872	$3,680	$1,581

Earnings per share:
Basic earnings from continuing operations	$1.41	$0.84	$0.47	$2.25	$0.91
Basic earnings from discontinued operations	$(0.01)	$0.01	$0.07	$0.01	$0.07
Basic earnings per share	$1.40	$0.85	$0.54	$2.26	$0.98

Diluted earnings from continuing operations	$1.39	$0.83	$0.47	$2.22	$0.91
Diluted earnings from discontinued operations	$(0.01)	$0.01	$0.07	$—	$0.06
Diluted earnings per share	$1.38	$0.84	$0.54	$2.22	$0.97

Shares used in per share calculation
Basic	1,632	1,631	1,623	1,631	1,621
Diluted	1,659	1,650	1,630	1,655	1,628

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	June 27, 2026	December 27, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,086	$5,539
Short-term investments	8,025	5,013
Accounts receivable, net	7,281	6,315
Inventories	8,468	7,920
Prepaid expenses and other current assets	2,662	2,160
Total current assets	31,522	26,947
Property and equipment, net	3,439	2,312
Goodwill	25,470	25,126
Acquisition-related intangibles, net	15,635	16,705
Deferred tax assets	494	384
Other non-current assets	7,904	5,452
Total Assets	$84,464	$76,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,359	$2,929
Accrued liabilities	5,546	5,250
Current portion of long-term debt, net	875	874
Other current liabilities	301	402
Total current liabilities	12,081	9,455
Long-term debt	2,351	2,348
Long-term operating lease liabilities	1,050	625
Deferred tax liabilities	300	313
Other long-term liabilities	1,458	1,186

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	16	17
Additional paid-in capital	61,373	63,365
Treasury stock, at cost	—	(7,079)
Retained earnings	5,909	6,699
Accumulated other comprehensive loss	(74)	(3)
Total stockholders' equity	67,224	62,999
Total Liabilities and Stockholders' Equity	$84,464	$76,926

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$2,297	$872	$3,680	$1,581
(Income) loss from discontinued operations, net of tax.	8	(104)	(3)	(104)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	221	189	427	364
Amortization of acquisition-related intangibles	544	568	1,095	1,135
Stock-based compensation	503	369	990	733
Gains from long-term investments, net	(483)	(38)	(549)	(36)
Deferred income taxes	(27)	(886)	(106)	(1,053)
Other	33	28	61	65
Changes in operating assets and liabilities:
Accounts receivable, net	(1,246)	330	(966)	1,078
Inventories	(423)	(261)	(548)	(943)
Prepaid expenses and other assets	(683)	(140)	(991)	(377)
Accounts payable	2,274	836	2,170	547
Accrued and other liabilities	(652)	(301)	61	(589)
Net cash provided by operating activities of continuing operations	2,366	1,462	5,321	2,401
Net cash provided by operating activities of discontinued operations	—	549	—	549
Net cash provided by operating activities	2,366	2,011	5,321	2,950
Cash flows from investing activities:
Purchases of property and equipment	(808)	(282)	(1,197)	(494)
Purchases of short-term investments	(2,010)	(492)	(4,555)	(796)
Proceeds from maturity of short-term investments	615	318	1,267	683
Proceeds from sale of short-term investments	160	15	286	48
Purchases of long-term investments	(435)	(119)	(844)	(358)
Acquisitions, net of cash acquired	(129)	(1,716)	(129)	(1,716)
Net cash used in investing activities of continuing operations	(2,607)	(2,276)	(5,172)	(2,633)
Purchases of property and equipment	—	(22)	—	(22)
Payment for working capital adjustment on divestiture	(243)	—	(243)	—
Net cash used in investing activities of discontinued operations	(243)	(22)	(243)	(22)
Net cash used in investing activities	(2,850)	(2,298)	(5,415)	(2,655)
Cash flows from financing activities:
Proceeds from debt and commercial paper issuance, net of issuance costs	—	—	—	2,441
Repayment of debt and commercial paper	—	(950)	—	(950)
Proceeds from sales of common stock through employee equity plans	200	155	205	159
Repurchases of common stock	—	(478)	(221)	(1,227)
Stock repurchases for tax withholding on employee equity plans	(207)	(46)	(341)	(76)
Other	(8)	—	(8)	—
Net cash provided by (used in) financing activities	(15)	(1,319)	(365)	347
Net increase (decrease) in cash, cash equivalents and restricted cash	(499)	(1,606)	(459)	642
Cash, cash equivalents and restricted cash at beginning of period	5,596	6,059	5,556	3,811
Cash, cash equivalents and restricted cash at end of period	$5,097	$4,453	$5,097	$4,453

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$5,086	$4,442	$5,086	$4,442
Restricted cash included in Prepaid expenses and other current assets	11	11	11	11
Cash, cash equivalents and restricted cash at end of period	$5,097	$4,453	$5,097	$4,453

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Segment and Disaggregated Revenue Information (1)
Net Revenue:
Data Center Segment	$6,718	$5,775	$3,240	$12,493	$6,914
Client and Gaming Segment
Client	3,062	2,885	2,499	5,947	4,793
Gaming	779	720	1,122	1,499	1,769
Total Client and Gaming	3,841	3,605	3,621	7,446	6,562
Embedded Segment	977	873	824	1,850	1,647
Total net revenue	$11,536	$10,253	$7,685	$21,789	$15,123

Operating Income (Loss):
Data Center Segment	$2,103	$1,599	$(155)	$3,702	$777
Client and Gaming Segment	582	575	767	1,157	1,263
Embedded Segment	386	338	275	724	603
All other	(1,081)	(1,036)	(1,021)	(2,117)	(1,971)
Total operating income (loss)	$1,990	$1,476	$(134)	$3,466	$672

Other Data
Capital expenditures	$808	$389	$282	$1,197	$494
Adjusted EBITDA (2)	$3,315	$2,746	$1,086	$6,061	$3,040
Cash, cash equivalents and short-term investments	$13,111	$12,347	$5,867	$13,111	$5,867
Free cash flow (3)	$1,558	$2,566	$1,180	$4,124	$1,907
Total assets	$84,464	$79,642	$74,820	$84,464	$74,820
Total debt	$3,226	$3,224	$3,218	$3,226	$3,218

(1)	The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, microprocessors (CPUs) for servers, graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), AI Network Interface Cards (AI NICs), Field Programmable Gate Arrays (FPGAs) and adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, chipsets for desktops and notebooks, discrete GPUs, and semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, APUs, FPGAs, System on Modules (SOMs), and adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, and acquisition-related and other costs.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Six Months Ended
(Millions) (Unaudited)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
GAAP net income	$2,297	$1,383	$872	$3,680	$1,581
Interest expense	37	37	38	74	58
Other (income) expense, net	(598)	(165)	(98)	(763)	(137)
Income tax provision (benefit)	252	238	(834)	490	(711)
Equity income in investee	(6)	(6)	(8)	(12)	(15)
Stock-based compensation	503	487	369	990	733
Depreciation and amortization	221	206	189	427	364
Amortization of acquisition-related intangibles	544	551	568	1,095	1,135
Acquisition-related and other costs	40	26	94	66	136
Loss contingency on legal matters	17	—	—	17	—
Loss (income) from discontinued operations, net of tax	8	(11)	(104)	(3)	(104)
Adjusted EBITDA	$3,315	$2,746	$1,086	$6,061	$3,040

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, acquisition-related and other costs, loss contingency on legal matters, and loss (income) from discontinued operations, net of tax. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three Months Ended			Six Months Ended
(Millions except percentages) (Unaudited)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
GAAP net cash provided by operating activities of continuing operations	$2,366	$2,955	$1,462	$5,321	$2,401
Operating cash flow margin % from continuing operations	21%	29%	19%	24%	16%
Purchases of property and equipment	(808)	(389)	(282)	(1,197)	(494)
Free cash flow	$1,558	$2,566	$1,180	$4,124	$1,907
Free cash flow margin %	14%	25%	15%	19%	13%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities of continuing operations for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.